Exhibit 99.1

Sucampo Prices Public Offering of Common Stock by Selling Stockholders

BETHESDA, Md., March 26, 2015 (GLOBE NEWSWIRE) -- Sucampo Pharmaceuticals, Inc. (Sucampo) (Nasdaq:SCMP), a global biopharmaceutical company, today announced the pricing of an underwritten public offering of 4,000,000 shares of its class A common stock by selling stockholders, offered at a price to the public of $14.00 per share for an aggregate offering of $56.0 million of class A common stock. All shares will be offered by S&R Technology Holdings, LLC, S&R Foundation, Dr. Sachiko Kuno and Dr. Ryuji Ueno.  Sucampo will not sell any shares or receive any proceeds from the offering. The underwriters have been granted a 30-day option to purchase up to an aggregate of 600,000 additional shares of class A common stock. The offering is expected to close on or about March 31, 2015, subject to customary closing conditions.

Jefferies LLC and Leerink Partners LLC are acting as joint book-running managers for the offering. Guggenheim Securities, LLC is acting as co-manager.

A shelf registration statement on Form S-3 (including a prospectus) and a preliminary prospectus supplement related to the offering has been filed with the SEC. A final prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC's website located at http://www.sec.gov. Copies of the preliminary and final prospectus supplement and the accompanying prospectus relating to this offering may be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, NY 10022, via telephone at 877-547-6340 or by email to Prospectus_Department@Jefferies.com, or from Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, via telephone at 800-808-7525, ext. 6142 or by email to syndicate@leerink.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Sucampo Pharmaceuticals, Inc.

Sucampo Pharmaceuticals, Inc. is focused on the development and commercialization of medicines that meet major unmet medical needs of patients worldwide. Sucampo has one marketed product – AMITIZA® – and a pipeline of drug candidates in clinical development. A global company, Sucampo is headquartered in Bethesda, Maryland, and has operations in Japan, Switzerland and the United Kingdom.

The Sucampo logo is the registered trademark and the tagline, The Science of Innovation, is a registered trademark of Sucampo AG. AMITIZA is a registered trademark of Sucampo AG.

Sucampo Forward-Looking Statement

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding market conditions and expectations with respect to the proposed offering.

No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Sucampo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Sucampo's business, particularly those mentioned in the risk factors and cautionary statements in Sucampo's most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 9, 2015 as well as its filings with the Securities and Exchange Commission on Form 10-Q and 8-K and as also contained in the above-referenced prospectus, preliminary prospectus supplement and final prospectus supplement.

CONTACT: Company Contact:
Silvia Taylor
SVP, Investor Relations and
Corporate Communications
1-240-223-3718
staylor@sucampo.com

Sucampo Pharmaceuticals, Inc.